Exhibit 10.17

                                 PROMISSORY NOTE
                                 ---------------

                             COSTA MESA, CALIFORNIA
                                OCTOBER 20, 2002

FOR VALUE RECEIVED, the undersigned, Rapidtron, Inc., a Delaware Corporation (herein called Maker), hereby promises to pay to the order of Larry Williams, a resident of Utah (herein called Holder), in lawful money of the United States of America, the principal sum of FIFTY ONE THOUSAND AND FOUR HUNDRED AND TEN Dollars ($51,410 US), with interest thereon at the rate as established monthly by Wells Fargo for Equity loans with a floating rate.

The term of this Note is that it is to be paid upon receipt of the final payment from the Public Company (RPDT) on or before March 31, 2003. This term can only be extended by agreement of the Holder. Rapidtron will pay the monthly-accrued interest charged by Wells Fargo and principal on the fifteenth of each month.

This Note is secured by the personal guarantee of John Creel, a California resident.

This Note and the rights and duties of the parties hereunder shall be governed for all purposes by the laws of the State of California and the laws of the United States applicable to transactions within such State.


MAKER                                                                    HOLDER


/s/ John Creel                                                /s/ Larry Williams
-------------------------------                         ------------------------
Rapidtron, Inc.,                                                  Larry Williams
By: John Creel
CEO and Personal Guarantor


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